Exhibit 4.A2

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Second Amended and Restated Credit Agreement (this “Amendment”) is entered into as of July 23, 2019 by and among Viad Corp, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Lender, as LC Issuer, as Swing Line Lender and as administrative agent (the “Administrative Agent”), and the undersigned Required Lenders.

RECITALS

A.The Borrower, the Administrative Agent and the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of October 24, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.The Borrower, the Administrative Agent, the LC Issuer, the Swing Line Lender and each of the Required Lenders party hereto wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.Amendments to Credit Agreement.  Upon the “Amendment Effective Date” (as defined below), Section 5.9 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

5.9ERISA.   The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $30,000,000, as calculated in accordance with GAAP.  Neither the Borrower, any of its Subsidiaries, nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any Withdrawal Liability to Multiemployer Plans in excess of $30,000,000 in the aggregate.  Each Single Employer Plan and, to the knowledge of the Borrower, each Multiemployer Plan complies in all material respects with all applicable requirements of law and regulations except where the failure to so comply would not reasonably be expected to either have a Material Adverse Effect or result in the imposition of a Lien.  No Reportable Event has occurred with respect to any Plan which would reasonably be expected to have a Material Adverse Effect or in the imposition of a Lien.  Neither the Borrower, any of its Subsidiaries nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan to the extent such action would reasonably be expected to result in aggregate liability to the Borrower in excess of $30,000,000.

2.Representations and Warranties of the Borrower.  The Borrower represents, warrants and certifies that:

(a)At the time of and immediately after giving effect to this Amendment,  each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Loan Document for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

(b)At the time of and immediately after giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

3.Amendment Effective Date. Upon delivery to Administrative Agent of (i) this Amendment executed by the Borrower, the Administrative Agent and each of the Required Lenders and (ii) the Acknowledgment attached hereto as Exhibit A signed by each Guarantor, this Amendment shall be deemed effective as of the date hereof (the “Amendment Effective Date”).

4.Reference to and Effect Upon the Loan Documents.

(a)Except as specifically amended, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.Costs and Expenses.  The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and time charges of attorneys for the Administrative Agent with respect thereto.

6.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

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8.Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

(signature pages to follow)

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

VIAD CORP

By: /s/ Ellen M. Ingersoll

Name:  Ellen M. Ingersoll

Its:  Chief Financial Officer

By: /s/ Elyse A. Newman

Name:  Elyse A. Newman

Its:  Treasurer

[Signature Page to Viad Amendment No. 1 to Second Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and a Lender

By: /s/ Ling Li

Name:  Ling Li

Its:        Executive Director

[Signature Page to Viad Amendment No. 1 to Second Amended and Restated Credit Agreement]

SUNTRUST BANK

By: /s/ Christian Sumulong

Name:  Christian Sumulong

Its:  Vice President

[Signature Page to Viad Amendment No. 1 to Second Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION

By:  /s/ Thomas A. Crandell

Name:  Thomas A. Crandell

Its:  Senior Vice President

[Signature Page to Viad Amendment No. 1 to Second Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.

By:  /s/ Alain Pelanne

Name:  Alain Pelanne

Its:       Vice President

[Signature Page to Viad Amendment No. 1 to Second Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A.,

as a Lender

By:  /s/ Peter R. Martinets

Name:  Peter R. Martinets

Its: Managing Director

[Signature Page to Viad Amendment No. 1 to Second Amended and Restated Credit Agreement]

BOKF, NA dba BOK Financial formerly known as

BOKF, NA, dba Bank of Arizona

By:  /s/ Christine A. Nowaczyk

Name:  Christine A. Nowaczyk

Its:        Senior Vice President

[Signature Page to Viad Amendment No. 1 to Second Amended and Restated Credit Agreement]

BANK OF THE WEST

By:  /s/ David Scott

Name:  David Scott

Its:  Director

[Signature Page to Viad Amendment No. 1 to Second Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ Marty McDonald

Name:  Marty McDonald

Its:  Vice President

[Signature Page to Viad Amendment No. 1 to Second Amended and Restated Credit Agreement]

BMO HARRIS BANK, N.A.

As Co-Syndication Agent and a Lender

By:  /s/ Ryan Mulligan

Name:  Ryan Mulligan

Its:  Director

[Signature Page to Viad Amendment No. 1 to Second Amended and Restated Credit Agreement]

EXHIBIT A

GUARANTOR ACKNOWLEDGMENT OF

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

The Guarantors hereby acknowledge the terms and conditions of Amendment No. 1 to Second Amended and Restated Credit Agreement entered into as of the date hereof and each hereby reaffirms its obligations under the Guaranty.  Capitalized terms used herein shall have the meanings ascribed to them by the Second Amended and Restated Credit Agreement dated as of October 24, 2018, as amended and entered into by and among the Borrower, the Administrative Agent and the Lenders.

July 23, 2019

GLOBAL EXPERIENCE SPECIALISTS, INC.

By: \s\ Ellen M. Ingersoll

Name:  Ellen M. Ingersoll

Its:  Vice President

By: \s\ Elyse A. Newman

Name:  Elyse A. Newman

Its:  Treasurer

GES EVENT INTELLIGENCE SERVICES, INC.

By: /s/ Ellen M. Ingersoll

Name:  Ellen M. Ingersoll

Its:  Vice President

By: /s/ Elyse A. Newman

Name:  Elyse A. Newman

Its:  Treasurer

[Signature Page to Consent and Reaffirmation]

CATC ALASKA TOURISM CORPORATION

By: /s/ Ellen M. Ingersoll

Name:  Ellen M. Ingersoll

Its:  Vice President

By: /s/ Elyse A. Newman

Name:  Elyse A. Newman

Its:  Treasurer

ON SERVICES – AV SPECIALISTS, INC.

By: /s/ Ellen M. Ingersoll

Name:  Ellen M. Ingersoll

Its:  Vice President

By: /s/ Elyse A. Newman

Name:  Elyse A. Newman

Its:  Treasurer

[Signature Page to Consent and Reaffirmation]